UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   October 8, 2006
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
The following summary information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
October 10, 2006 Press Release
October 10, 2006 — Guernsey, British Isles — CanArgo Energy Corporation (AMEX:CNR; OSE:CNR) (“CanArgo”) today announced that it’s wholly owned subsidiary responsible for its Kazakhstan assets, Tethys Petroleum Limited (“Tethys”), has progressed its plans to seek admission to the Alternative Investment Market (“AIM”) of the London Stock Exchange and raise capital in connection with this admission. It now plans to seek admission to AIM at the end of October 2006.
As a result of the progression of the planned AIM admission it has also been announced that Vincent McDonnell will take over the role of Chief Executive Officer of CanArgo replacing David Robson in this position once the AIM admission of Tethys is complete.
Vincent McDonnell is currently President, Executive Director, Chief Operating Officer and Chief Commercial Officer of CanArgo. He joined CanArgo in November 2000 and served the company as Chief Financial Officer from September 2002 to May 2005. Mr. McDonnell has been working in the international oil and gas industry since 1982, initially, in a technical capacity but in later years in commercial roles. He holds a Bachelor of Science (Hons.) degree in Geology, a Master of Science degree in Geophysics together with a Master of Business Administration (MBA) degree.
Dr. David Robson, the current Chairman and Chief Executive Officer of CanArgo, will remain as Chairman and focus more on his role as Managing Director of Tethys Petroleum Limited (“Tethys”) once the admission to AIM has been completed..
It is currently planned that CanArgo will retain a significant, but not controlling, equity interest in Tethys after the admission of Tethys to AIM. The intention is that this funding will enable the Kazakh assets to be financed independently whilst minimising dilution for CanArgo’s shareholders and potentially raising additional funds for CanArgo’s core operations in Georgia.

.October 8, 2006 Press Release
October 8, 2006 — Tbilisi, Georgia — CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, AMEX:CNR) today issued an operations update on the Manavi M12 appraisal well which is currently drilling in Georgia.
The well had been drilled to a total depth of 4,892 metres (16,345 feet) in the Cretaceous reservoir when it was decided to log the well and run 7 inch casing, however, whilst conditioning the well prior to these operations, the drill pipe became pressure differentially stuck at 4,205 metres (13,796 feet). Subsequent efforts to release the drill pipe were not successful and in order to progress drilling activities it was necessary to detach the stuck portion of the drill pipe and a cement plug is currently being set prior to sidetracking the well from the open hole section in the same diameter hole.
The M12 well penetrated a total Cretaceous carbonate reservoir section of 280 metres (919 feet). Hydrocarbon shows were detected throughout the entire Cretaceous interval with a major gas influx observed and significant shows recorded. At the same time, traces of light oil/condensate were observed in the drilling mud. These strong shows were associated with a more fractured porous vuggy white limestone interval which was also encountered in the M11 well. No evidence of an hydrocarbon-water contact has been identified in the well which has been drilled to a deeper level than the previous wells, thus indicating a potential total hydrocarbon column in the structure in excess of 570 metres (1,870 feet).
There is further reservoir potential identified in the overlying Palaeocene which is a continuation of the Cretaceous limestone stratigraphy and in the Middle Eocene sequence both of which had hydrocarbon shows.
The plan is to sidetrack the well in an 8 1/2 inch hole to the top of the higher pressure and more porous / permeable reservoir interval in the upper Cretaceous where a 7 inch casing will be set. This will enable the zone where the differential sticking occurred to be isolated before drilling ahead in a 6 inch hole through the higher pressure reservoir zone to the planned total depth of the well. In order to remain close to the original well bore, it is planned to re-drill through the reservoir using directional drilling equipment from Baker-Hughes which is being mobilised to Georgia for this purpose. It is anticipated that drilling will be completed within 45 days after which time the well will be logged and final production casing run prior to testing which may involve testing a number of different zones. Given the high formation pressures observed in the well, a high pressure well test is being planned and this will require the demobilisation of the rig due to the restricted space on the site in order to install the necessary high pressure test equipment, separators and other facilities.
Vincent McDonnell, President and Chief Operating Officer of the Corporation commented “We are very encouraged and excited by the drilling results of our appraisal drilling on the Manavi structure having encountered hydrocarbons over a potentially large column with the geology being very similar to that encountered in the M11 discovery well. Whilst we are disappointed not to be testing the well at this time, we view this as a temporary delay and we have taken all the necessary steps to safeguard the well and complete the drilling. Our ability to sidetrack the well from the open hole section will enable us to maintain the hole size and so ensure we will be in a position to get an optimal test on this discovery.”
The information in this report (including its exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibits) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases summarized above are attached hereto as Exhibits 99.1 and 99.2
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated October 10, 2006 issued by CanArgo Energy Corporation.
99.2	Press Release dated October 8, 2006 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: October 12, 2006	By:	/s/ Elizabeth Landles

Elizabeth Landles, Corporate Secretary